SEPTEMBER 2022 • NYSE: APLE INVESTOR PRESENTATION Exhibit 99.1

FORWARD-LOOKING STATEMENTS Certain statements made in this presentation are forward-looking statements, including statements regarding the impact to Apple Hospitality REIT, Inc.’s (the “Company,” “Apple Hospitality,” “Apple” or “APLE”) business and financial condition from, and measures being taken in response to, the COVID-19 pandemic. These forward-looking statements include statements regarding our intent, belief or current expectations and are based on various assumptions. These statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Forward-looking statements may include, but are not limited to, statements regarding net asset value and potential trading prices. Words such as “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,“ “outlook,” “strategy,” “targets,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or outcomes may differ materially from those contemplated by the forward-looking statement. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or reverse any forward-looking statement to reflect changed assumptions or the occurrence of unanticipated events or changes to future operating results, unless required to do so by law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of COVID-19, including resurgences and variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued impacts caused by the COVID-19 pandemic on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or potential rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of Apple Hospitality to successfully integrate recent and pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the COVID-19 pandemic or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust; or other risks detailed in filings made by Apple Hospitality with the Securities and Exchange Commission (“SEC”). Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this presentation will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. COVER PHOTO: SPRINGHILL SUITES LOS ANGELES BURBANK/DOWNTOWN HAMPTON INN AUSTIN NW NEAR THE DOMAIN

COMPANY PROFILE & PROVEN INVESTMENT STRATEGY Note: Hotel portfolio statistics as of August 4, 2022. Market categorization based on STR designation. Average Effective Age represents years since hotels were built or last renovated. Average actual age of hotels is 15 years. The Tripadvisor® rating is based on lifetime scores for the Apple Hospitality portfolio of hotels through June 30, 2022. Net Total Debt to Total Capitalization calculation based on (as of August 1, 2022) total debt outstanding, net of cash and cash equivalents (“net total debt outstanding”), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $16.53 and outstanding common shares. Based on hotels owned as of August 1, 2022. Scale Ownership of Upscale, Rooms-Focused Hotels Industry-Leading Brands and Operators Broad Geographic Diversification Consistent Reinvestment(1) Strong, Flexible Balance Sheet(2) 219 HOTELS 15 BRANDS 36 STATES 5 yrs AVERAGE EFFECTIVE AGE 26% NET TOTAL DEBT TO TOTAL CAPITALIZATION 28,748 GUEST ROOMS 85% OUTSTANDING DEBT EFFECTIVELY FIXED 99% ROOMS-FOCUSED 17 MANAGEMENT COMPANIES 86 MARKETS 4.3 AVERAGE TRIPADVISOR® RATING 200 HOTELS UNENCUMBERED

VALUES Hospitality – We are thoughtful in our interactions with others and know that strong, caring relationships are the core of our industry. Resolve – We are passionate about the work we do and are steadfast in our commitment to our shareholders. Excellence – We are driven to succeed and improve through innovation and perseverance. Integrity – We are trustworthy and accountable. Teamwork – We support and empower one another, embracing diversity of opinion and background. We are a leading real estate investment company committed to increasing shareholder value through the distribution of attractive dividends and long-term capital appreciation. MISSION Average executive tenure with the Apple REIT Companies is 15 years Established and operated 8 public hospitality REITs Raised and invested approximately $7 billion in hotel assets Purchased 446 hotels Purchased as many as 74 hotels in a single year through individual hotel and small portfolio transactions Managed over $975 million in CapEx and renovation spending Sold 4 REITs in 3 transactions totaling $2.7 billion Merged 3 REITs and listed Company on NYSE Completed $1.3 billion Apple REIT Ten merger Representation on over 30 brand and industry advisory boards and councils MANAGEMENT TEAM WITH DEEP INDUSTRY EXPERIENCE OVER MULTIPLE HOTEL CYCLES ALOFT PORTLAND, ME

PROVEN INVESTMENT STRATEGY Concentrate on Upscale, rooms-focused hotels Efficient operating model yields higher margins Resilient group business Scale ownership minimizes relative G&A load and provides fixed cost efficiencies Unparalleled access to data and operational expertise Align with the best brands in the rooms-focused category Invested in Marriott®, Hilton® and Hyatt® branded hotels with broad consumer appeal which benefit from strong reservation systems and loyalty programs Hire industry-leading operators and maximize performance through benchmarking and asset management Strong regional and national operators with unique management structure align owner and operator to maximize performance in all market environments Analytical data-driven asset management maximizes property-level results Strategic revenue management optimizes mix of business and maximizes bottom-line performance Pursue broad geographic diversification Broad geographic diversification reduces portfolio volatility and provides exposure to a wide variety of demand generators Enhance portfolio through accretive acquisitions, opportunistic dispositions and strategic reinvestment Well-maintained portfolio with average effective age of 5 years ensures competitiveness Strategic acquisitions and dispositions optimize portfolio for long-term growth Prudent capital allocation preserves balance sheet capacity for investments at optimal point in cycle Maintain a strong, flexible balance sheet Strong balance sheet provides security through cycles Positioned to pursue accretive opportunities Conservative capital structure with staggered maturities lowers capital costs and preserves equity value

KEY TAKEAWAYS Performance driven by strong leisure and improving business demand, consisting of both transient and small group bookings Q2 2022 occupancy was 78%, the highest quarterly occupancy since the onset of the pandemic, with Q2 2022 ADR and RevPAR exceeding Q2 2019 levels and continued growth in ADR in July 2022 Adjusted Hotel EBITDA Margin was 40% for Q2 2022, 90 bps ahead of Q2 2019, driven by efficient operating model, rate growth and expense management With only 56% of the Company’s hotels achieving Q2 2022 RevPAR that met or exceeded Q2 2019 RevPAR, there is additional upside as business travel increases and the recovery spreads to an increasing number of markets Rate recovery ahead of full 2019 occupancy recovery with Q2 2022 ADR and RevPAR exceeding pre-pandemic highs for the Company Recent transaction activity and historically low supply growth further position portfolio for outperformance Average daily bookings higher than same period 2019 Recent market transactions support valuation above current trading price Refinance of primary unsecured credit facility in July 2022 further enhances balance sheet strength, flexibility and liquidity, and positions the Company for strategic growth through the pursuit of opportunistic acquisitions HAMPTON INN & SUITES PORTLAND – PEARL DISTRICT

YEAR-OVER-YEAR PERFORMANCE HYATT PLACE GREENVILLE DOWNTOWN Three Months Ended June 30, Six Months Ended June 30, 2022 2021 2019 % CHANGE to 2021 % CHANGE to 2019 2022 2021 2019 % CHANGE to 2021 % CHANGE to 2019 RevPAR $119.41 $85.28 $115.30 40.0% 3.6% $105.77 $70.23 $107.95 50.6% (2.0%) Total Revenue $337,668 $247,404 $341,117 36.5% (1.0%) $598,146 $406,117 $644,904 47.3% (7.3%) Adjusted Hotel EBITDA $136,515 $94,814 $134,759 44.0% 1.3% $224,451 $130,241 $243,563 72.3% (7.8%) Adjusted Hotel EBITDA Margin % 40.4% 38.3% 39.5% 210 bps 90 bps 37.5% 32.1% 37.8% 540 bps (30 bps) Modified Funds From Operations (MFFO) $110,803 $67,670 $110,190 63.7% 0.6% $174,263 $76,352 $194,914 128.2% (10.6%) MFFO per share $0.48 $0.30 $0.49 60.0% (2.0%) $0.76 $0.34 $0.87 123.5% (12.6%) ($ in thousands except statistical data and per share amounts) Second Quarter 2022 Performance at a Glance Note: See explanation and reconciliation of Adjusted Hotel EBITDA and Modified Funds from Operations (MFFO) to net income (loss) included in subsequent pages.

Upscale/Rooms-Focused YTD 6/30/2022 Hotel EBITDA Margin and RevPAR Comparison Upper Upscale/Full-Service EFFICIENT OPERATIONS HOMEWOOD SUITES PHOENIX NORTH – HAPPY VALLEY Source: Company filings. Assumptions may vary by company. See explanation and reconciliation of Adjusted Hotel EBITDA to net income (loss) included in subsequent pages. Upscale & Upper Upscale Combined Rooms-focused operating model produces strong margins with upside potential as ADR exceeds 2019 levels (1)

-20% -75% -54% -53% -45% -26% -10% -8% -17% -10% -1% +2% +4% +5% % Change in RevPAR as Compared to Same Period of 2019 OPERATING TRENDS Upside to pre-pandemic levels with Q2 2022 RevPAR exceeding Q2 2019 before full return of occupancy RESIDENCE INN SAN DIEGO DOWNTOWN

Occupancy OCCUPANCY TRENDS Source: Weekly data provided by STR for hotels owned by the Company for the periods noted and may differ from actual results achieved. Week ended Positive trajectory in occupancy with continued upside opportunity -18% -65% -39% -36% -25% -13% -11% -7% -15% -8% -5% -4% -4% -5% +16% -20% -7% -6% -3% -6% -8% -5% -5% % Change in Occupancy as Compared to Same Period of 2019

Source: Data provided by STR for hotels owned by the Company for the periods noted and may differ from actual results achieved. Weekday occupancy includes Sunday through Thursday nights and weekend occupancy includes Friday and Saturday nights. FAIRFIELD INN & SUITES, CHANDLER, AZ Leisure travel continues to lead recovery Weekday occupancy shows strength of business demand WEEKDAY VS. WEEKEND OCCUPANCY Week ended Occupancy

% OF HOTELS BY OCCUPANCY TIER Week ended Source: Weekly data provided by STR for hotels owned by the Company for the periods noted and may differ from actual results achieved. Consolidated hotels included in 0% - 15% occupancy tier. (1) COURTYARD SANTA CLARITA VALENCIA

PORTFOLIO POSITIONED FOR CONTINUED OUTPERFORMANCE Well positioned to benefit from increasing business transient demand Select-service hotels franchised with industry-leading brands have proven appeal with broadest group of customers Broad geographic diversification provides exposure to wide variety of markets and demand generators Limited near-term portfolio impact from new supply Positioned to benefit from market compression as large group business returns Strong rate growth and operational efficiencies create potential for margin expansion Data-driven asset management team and industry-leading operators maximize property-level performance Scale ownership of rooms-focused hotels minimizes G&A load per key and provides fixed cost efficiencies Well-maintained, institutional-quality portfolio with substantial long-term value Balance sheet strength and liquidity positions Company to be acquisitive and optimize portfolio through opportunistic transactions HAMPTON INN & SUITES AND HOME2 SUITES CAPE CANAVERAL CRUISE PORT

WHY BRANDED SELECT-SERVICE HOTELS? Total revenue primarily derived from rooms sold Ability to cross-utilize associates to maximize efficiencies High margins and low breakeven occupancy Fewer outlets to manage Less public space to maintain Resilient group business Efficient Operating Model Broad Consumer Appeal Maximize Shareholder Value High-quality hotels with strong value proposition for guests Product attractive to business and leisure travelers Award-winning service, innovative design and modern amenities Strong reservation systems and loyalty programs Global distribution creates strong consumer awareness Ability to optimize mix of business to drive RevPAR and EBITDA Lower downside risk with meaningful upside High margins drive overall profitability Lower long-term capital needs Institutional brands foster strong resale market, financing flexibility and investor confidence HILTON GARDEN INN MADISON DOWNTOWN

Rooms-focused hotels with industry-leading brands have broad consumer appeal BROAD CONSUMER APPEAL Independent HILTON GARDEN INN DOWNTOWN BIRMINGHAM HAMPTON INN & SUITES ATLANTA- DOWNTOWN SPRINGHILL SUITES LAFAYETTE SOUTH AT RIVER RANCH Note: Hotel portfolio statistics as of August 4, 2022. Based on number of guest rooms.

BROAD GEOGRAPHIC DIVERSIFICATION Broad geographic diversification provides exposure to wide variety of demand generators Markets benefit from a mix of business and leisure demand Portfolio benefits from both large corporate negotiated and small and midmarket local negotiated business demand Low dependence on inbound international travel Unparalleled exposure to business-friendly markets leading the recovery and benefitting from population shifts Diversification across 86 markets helps drive strong, consistent performance Note: Hotel locations as of August 4, 2022. Highlighted markets represent largest markets in Apple Hospitality’s portfolio, based on Comparable Hotels Adjusted Hotel EBITDA contribution for the six months ended June 30, 2022. Comparable Hotels Adjusted Hotel EBITDA contribution by location type based on the six months ended June 30, 2022. Market and location categorizations based on STR designations. 3% 5% 6% 4% 6% 3% Adjusted Hotel EBITDA contribution by location type 3%

ADDITIONAL UPSIDE AS BUSINESS TRAVEL STRENGTHENS With approximately 56% of the Company’s hotels achieving Q2 2022 RevPAR that met or exceeded Q2 2019 RevPAR, there is significant room for additional upside as business travel strengthens, leisure travel remains strong, and the recovery expands into additional markets. RevPAR for each of April, May and June 2022 exceeded RevPAR for the same periods of 2019, a meaningful milestone for our portfolio, especially without a full return of business transient and with continued growth in ADR. Omicron variant impacted Jan and Feb

OPPORTUNITY FOR LONG-TERM COST SAVINGS The COVID-19 pandemic provided the unique opportunity to reevaluate the operating model to create additional operational efficiencies with a focus on evolving guest preferences. APLE has a proven record of maximizing and improving operating margins across economic cycles and is positioned to further enhance its operating model through the recovery. APLE is well positioned to maximize efficiencies and further strengthen its operating margins: Operations of rooms-focused hotels are inherently efficient Ability to increase cross-utilization of managers and associates Optimizing labor management software already in place Scale to negotiate vendor contracts Unparalleled access to performance data to analyze, benchmark and share best practices Active participants in redefining brand standards through meaningful representation on owner advisory councils Broad consumer appeal allows for mix of business optimization to drive ADR and RevPAR as the recovery continues HAMPTON INN & SUITES PHOENIX DOWNTOWN

LIMITED NEAR-TERM IMPACT FROM NEW SUPPLY New construction starts have meaningfully decreased since onset of pandemic with anticipated delays in completion due to supply-chain and labor challenges Nearly 50% of our hotels do not have any exposure to new projects currently under construction within a five-mile radius HYATT HOUSE & HYATT PLACE TEMPE/PHOENIX/UNIVERSITY Note: Supply growth as defined by the Company. Graph represents percentage of Apple Hospitality REIT portfolio of hotels with one or more upper midscale, upscale or upper upscale new construction projects underway within a five-mile radius. Supply growth well below historical average for our portfolio Portfolio Exposure to New Supply

INDUSTRY-LEADING ASSET MANAGEMENT Analytical, data-driven asset management to maximize property-level performance Scale to negotiate attractive national contracts Strategic revenue management to optimize mix of business and maximize bottom-line performance Strong regional and national third-party operators with readily terminable contracts and flexibility to align performance goals COURTYARD PHOENIX CHANDLER/ FASHION CENTER Strategic Asset Management Approach Best-in-Class Operators 100% of Apple Hospitality’s portfolio operated by third-party property managers 94% of hotels independent of brand management 17 operating companies provide a platform for comparative analytics and shared best practices 22% of operators’ portfolios represented by Apple Hospitality on average, excluding brands Note: Management company information as of June 30, 2022.

BALANCE SHEET POISED FOR FUTURE GROWTH Positive corporate cash flow early in the recovery preserved strength of balance sheet and equity value Conservative capital structure with staggered maturities lowers capital costs Amended and restated existing $850 million credit facility, increasing borrowing capacity to approximately $1.2 billion, extending maturity dates and achieving improved pricing Through the amended credit agreement, the Company has greater access to liquidity for strategic growth and the opportunity to reduce its already conservative secured debt exposure Poised to be acquisitive and optimize portfolio through opportunistic transactions COURTYARD VIRGINIA BEACH OCEANFRONT/NORTH 37TH STREET

Debt Composition(1) STRONG BALANCE SHEET & LIQUIDITY POSITION Based on balances and hotels owned as of August 1, 2022, excluding unamortized fair value adjustment of assumed debt and unamortized debt issuance costs. Excludes yearly amortization. Interest rate includes effect of interest rate swaps and SOFR rate in effect at July 29, 2022, plus a 10 bps SOFR spread adjustment. Debt Maturity Schedule (1) ($ in millions) 200 Hotels Unencumbered Hotels: 2 Keys: 325 Rate: 3.9% Term loan Rate: 3.4%(3) Hotels: 1 Keys: 166 Rate 4.4% Term loan Rate: 3.4%(2) Hotels: 4 Keys: 649 Rate: 4.4% Term loan Rate: 3.7%(2) Hotels: 4 Keys: 474 Rate: 4.0% Term loan Rate: 2.7%(2) Low debt and staggered maturities facilitate agile balance sheet strategy Strong liquidity position for opportunistic growth and after Total Liquidity (1) ($ in millions) Total Available Revolver Capacity Cash and Cash Equivalents on Hand Total Liquidity Term loan Rate: 3.2%(2) Total Available Term Loan Capacity Hotels: 4 Keys: 798 Rate: 3.8% Revolver Rate: 3.84%(2) Hotels: 4 Keys: 529 Rate: 3.7% Term loan Rate: 4.1%(2)

EFFECTIVE PORTFOLIO MANAGEMENT & STRATEGIC GROWTH HAMPTON INN & SUITES AND HOME2 SUITES HUNTSVILLE/RESEARCH PARK AREA Opportunistic Dispositions Strategic Growth Our objective is to maximize long-term shareholder value through opportunistic dispositions and accretive acquisitions that improve the overall age, diversification and growth trajectory of our portfolio Reduce exposure to lower growth markets Dispose of hotels where strong operating efficiencies are harder to achieve Optimize capital reinvestment program through dispositions that effectively manage near- and long-term CapEx needs based on return on investment Invest in hotels and markets with greater growth potential Acquire young assets in strong RevPAR markets with attractive cost structures that further enhance operating margins and long-term return on investment Grow portfolio when conditions are right Accretive Acquisitions Earnings growth through portfolio optimization enhances long-term shareholder returns

RECENT ACQUISITION & DISPOSITION ACTIVITY Since the start of the pandemic, the Company has been a net acquirer, purchasing 12 hotels for approximately $473 million, while opportunistically disposing of 24 hotels for a total combined sales price of approximately $245 million. Nine of the hotels recently purchased, approximately $347 million in acquisitions, were not open or stabilized in 2019. Our recent acquisition and disposition activity has optimized our portfolio for the recovery by lowering the average age of our assets, reducing near-term CapEx and increasing exposure to markets we anticipate will outperform over the next cycle while maintaining the strength and flexibility of our balance sheet. Acquisitions are performing ahead of our original underwriting with a third producing trailing twelve month yields in excess of 10%.

NET ACQUIRER SINCE ONSET OF PANDEMIC

APPLE HOSPITALITY REIT

26 Hotels sold in 2020 and 2021 for combined total sales price of $290 million

12 Hotels Acquired in 2020 and 2021

Brand	Location	Rooms	Date Opened	Date Acquired	Purchase Price
Hampton Inn & Suites[1][2]	Cape Canaveral, FL	116	April 2020	April 2020	$46.7 million
Home2 Suites[1][2]	Cape Canaveral, FL	108	April 2020	April 2020	
Hyatt House[1][2]	Tempe, AZ	105	August 2020	August 2020	$64.6 million
Hyatt Place[1][2]	Tempe, AZ	154	August 2020	August 2020	
Hilton Garden Inn[2]	Madison, WI	176	February 2021	February 2021	$49.6 million
AC Hotels	Portland, ME	178	July 2018	August 2021	$66.8 million
Hyatt Place	Greenville, SC	130	December 2018	September 2021	$30.0 million
Aloft	Portland, ME	157	September 2021	September 2021	$51.2 million
Hilton Garden Inn	Memphis, TN	150	January 2019	October 2021	$38.0 million
Hilton Garden Inn	Fort Worth, TX	157	April 2012	November 2021	$29.5 million
Homewood Suites	Fort Worth, TX	112	June 2013	November 2021	$21.5 million
Hampton Inn & Suites	Portland, OR	243	September 2017	November 2021	$75.0 million
Total		***1,786***			***$472.9 million***

Hotel Under Contract for Purchase[3]

Brand	Location	Rooms	Date Opened	Anticipated Acquisition Date	Purchase Price
Embassy Suites[4]	Madison, WI	260	Under Development	Early 2024	$78.6 million

(1) These two hotels comprise a dual-branded property at one location.
(2) Contract entered into prior to 2020.
(3) There are a number of conditions to closing that have not yet been satisfied and there can be no assurance that a closing on this hotel will occur under the outstanding purchase agreement.
(4) Number of rooms represents number of rooms expected upon completion.

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Hotel under development with anticipated completion of construction in early 2024 260 rooms(2) Anticipated gross purchase price: $78.6 million or approximately $302,000 per key Forward commitment with trusted developer Primary demand generators: University of Wisconsin Government Insurance Biotech Manufacturing Telecommunications Technology Leisure EMBASSY SUITES MADISON, WI(1) There are a number of conditions to closing that have not yet been satisfied and there can be no assurance that a closing on this hotel will occur under the outstanding purchase agreement. Hotel is under development. Number of rooms represents number of rooms expected upon completion. ACQUISITIONS UNDER CONTRACT rendering

Apple REIT Companies Transaction History 1999 – August 4, 2022 446 TOTAL HOTELS ACQUIRED 227 TOTAL HOTELS SOLD 219 CURRENT PORTFOLIO 4 REITS SOLD IN 3 TRANSACTIONS 4 REITS MERGED TO FORM CURRENT APLE OVER 20-YEAR TRACK RECORD OF HOTEL TRANSACTIONS Note: Hotel transactions by the various Apple REIT Companies since the first hospitality REIT in 1999. In 2014, Apple REIT Seven, Inc. and Apple REIT Eight, Inc. merged into Apple REIT Nine, Inc. and the company was renamed Apple Hospitality REIT, Inc. In 2016, Apple REIT Ten, Inc. merged into Apple Hospitality REIT, Inc. HAMPTON INN & SUITES ATLANTA-DOWNTOWN Having purchased as many as 74 hotels in a single year through individual hotel and small portfolio transactions, Apple has the experience to meaningfully grow the portfolio

WELL-MAINTAINED PORTFOLIO

APPLE HOSPITALITY REIT


HILTON GARDEN INN OMAHA
DOWNTOWN/OLD MARKET AREA

Consistent reinvestment enhances long-term value and leads to traveler satisfaction outperformance

4.3 out of 5.00
weighted average Tripadvisor® rating[1]

5 Years

Quality portfolio with average effective age of 5 years.[2]
91% of APLE's hotels were built or renovated in last 8 years.

Upscale and Upper Midscale Reinvestment Statistics[3]	
Average Annual Spend as % of Revenue	5.3%
Average % of Hotels Renovated Annually	10.0%
Average % of Room Nights Out of Service for Renovations	< 1.0%
Cumulative Spend	$568 million

(1) The Tripadvisor® rating is based on lifetime scores for the Apple Hospitality portfolio of hotels through June 30, 2022.
(2) Average Effective Age represents years since hotels were built or last renovated. Average actual age of hotels is 15 years.
(3) Statistics based on all Upscale and Upper Midscale hotels owned by the Company, Apple REIT Seven, Inc., Apple REIT Eight, Inc., or Apple REIT Ten, Inc. for the period owned. Statistics based on the period 2011 – 2021.

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U.S. HOTEL FORECAST U.S. Hotel Forecast 2021 Actual 2022 Forecast 2023 Forecast 2024 Forecast Occupancy 57.6% 63.0% 64.6% 65.8% ADR $125 $148 $152 $157 RevPAR $72 $93 $98 $103 RevPAR Compared to 2019 -17% +8% +14% +20% HAMPTON INN SAN DIEGO-DOWNTOWN Source: STR 2022 CoStar Group August 2022

ESG INITIATIVES HAMPTON INN & SUITES PORTLAND PEARL DISTRICT

SUSTAINABILITY INITIATIVES

APPLE HOSPITALITY REIT


Residence Inn

RESIDENCE INN TUSTIN ORANGE

The Company has in place an **Environmental Policy** and a **Vendor Code of Conduct.**

A **formal energy management program** was established in 2018 to ensure that energy, water and waste management are a priority not only within the Company, but also with our management companies and brands.

Apple Hospitality Key Metrics for 2020(1)

Approximately **19 Million** Square Feet

212,000 MWh Energy Consumption

11.3 Total kWh per Square Foot

98% Portfolio Enrolled in ENERGY STAR® Program

713,000 Kgals Water Consumption

8,200 Non-Recycled Waste in Tons

16% Diversion Rate

With 11.3 total kWh per square foot in 2020 as compared to an average of 29.0 total kWh per square foot reported by full-service REITs in 2019, the rooms-focused hotels we invest in are more operationally and environmentally efficient than full-service hotels.(2)

Average utility costs per occupied room	
Full-Service Hotels(3)	$9.16
Limited-Service Hotels(3)(4)	$5.07
APLE(3)	$4.78

Apple Hospitality is committed to enhancing and incorporating sustainability opportunities into our investment and asset management strategies, with a focus on minimizing our environmental impact through reductions in energy and water consumption and through improvements in waste management.



LED Lighting



Energy Management Systems



Smart Irrigation Systems



Energy & Water Conservation Guidelines

(1) Statistics are based on the Company's rooms-focused hotels owned as of December 31, 2020.
(2) Includes average of total kWh per square foot as reported for 2019 by DRH, HST, PK, PEB, SHO and XHR.
(3) Full-Service Hotels and Limited-Service Hotels based on 2019 data from U.S. Hotels HOST Almanac published by STR Analytics in 2020. APLE data based on 2019 actual results for all hotels owned in 2019. The Company's average 2020 total utility cost of $6.65 per occupied room represents a 39% increase from 2019. The COVID-19 pandemic significantly impacted occupancy levels beginning in March 2020, and as a result, total utility costs for the Company decreased on an absolute basis in 2020 as compared to 2019. The cost structure and efficient nature of the Company's primarily rooms-focused hotels allows them to operate cost effectively even at very low occupancy levels, and the Company worked to keep its hotels open despite low occupancy levels. The Company utilized energy management systems to minimize utility usage on unused floors, however, minimum utility usage is required for the protection of the Company's assets and utility costs per occupied room increased due to the drop in occupancy driven by the COVID-19 pandemic. In general, energy, water and waste metrics were materially impacted by declines in occupancy in 2020.
(4) Average Upscale and Upper-Midscale Class.

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SOCIAL RESPONSIBILITY Apple Hospitality REIT has always been firmly committed to strengthening communities through charitable giving, by volunteering our time and talents, and by participating in the many philanthropic programs important to our employees and leaders within our industry, including our brands, the American Hotel & Lodging Association (AHLA) and our third-party management companies. We are dedicated to making a positive impact throughout our Company, the hotel industry, our local communities and the many communities our hotels serve. Key Metrics for Apple Hospitality since 2017 We are thoughtful in our interactions with others and know that strong, caring relationships are the core of our industry. Apple Gives, an employee-led charitable organization, was formed in 2017 to expand our impact and further advance the achievement of our corporate philanthropic goals. 550+ HOURS volunteered BY APPLE HOSPITALITY EMPLOYEES 100+ Non-profit organizations helped BY APPLE HOSPITALITY Local Community Outreach Management Companies Brand Initiatives Industry Involvement The Company has in place a Health, Safety and Well-Being Policy, a Human Rights Policy and a Vendor Code of Conduct. Apple Hospitality is committed to diversity, equity and inclusion and our CEO has taken the CEO Action for Diversity & Inclusion™ pledge. SPRINGHILL SUITES ALEXANDRIA OLD TOWN/SOUTHWEST

Board of Directors with Effective Experience Glade M. Knight – Executive Chairman Founder, Apple Hospitality REIT; Former Chairman/CEO, Cornerstone Realty NYSE:TCR Justin G. Knight – Director Chief Executive Officer, Apple Hospitality REIT Kristian M. Gathright – Director Former Executive Vice President & Chief Operating Officer, Apple Hospitality REIT Glenn W. Bunting – Director President, GB Corporation Jon A. Fosheim – Lead Independent Director Co-founder, Green Street Advisors Blythe J. McGarvie – Director Founder and Former Chief Executive Officer, Leadership for International Finance L. Hugh Redd – Director Former Senior Vice President & Chief Financial Officer, General Dynamics Howard E. Woolley – Director President, Howard Woolley Group, LLC GOVERNANCE Corporate Governance Aligns with Shareholders Audit, Compensation and Corporate Governance Committees are independent Regular executive sessions of independent directors De-staggered Board allows for annual elections of directors Required resignation of an incumbent director not receiving majority of votes cast in election 78% of executive target compensation is incentive based, with 50% based on shareholder returns Required share ownership of: 5 times base salary for CEO, 3 times base salary for other executive officers, and 4 times base cash compensation for directors Opted out of Virginia law requiring super majority vote for specified transactions Alignment with the best interests of our shareholders is at the forefront of our values. HILTON GARDEN INN LAFAYETTE/CAJUNDOME

APPENDIX HILTON GARDEN INN MEMPHIS DOWNTOWN

2020 AND 2021 DISPOSITIONS

APPLE HOSPITALITY REIT

Hotels Sold in 2020 and 2021

Brand	Location	Rooms	Age at Time of Sale	Date Sold	Sales Price
SpringHill Suites	Sanford, FL	105	20 yrs	January 2020	$13.0 million
SpringHill Suites	Boise, ID	230	25 yrs	February 2020	$32.0 million
Hampton Inn & Suites	Tulare, CA	86	12 yrs	December 2020	$10.3 million
Homewood Suites	Charlotte, NC	118	30 yrs	February 2021	$10.3 million
Homewood Suites	Memphis, TN	140	31 yrs	March 2021	$8.0 million
SpringHill Suites	Overland Park, KS	102	23 yrs	April 2021	$5.3 million
Hilton Garden Inn	Montgomery, AL	97	18 yrs	July 2021	$211.0 million
Homewood Suites	Montgomery, AL	91	17 yrs		
Residence Inn	Rogers, AR	88	18 yrs		
Courtyard	Phoenix, AZ	127	13 yrs		
Courtyard	Lakeland, FL	78	21 yrs		
Fairfield Inn & Suites	Albany, GA	87	11 yrs		
Hilton Garden Inn	Schaumburg, IL	166	13 yrs		
SpringHill Suites	Andover, MA	136	20 yrs		
Residence Inn	Fayetteville, NC	92	15 yrs		
Residence Inn	Greenville, SC	78	23 yrs		
Hampton Inn & Suites	Jackson, TN	85	14 yrs		
Courtyard	Johnson City, TN	90	12 yrs		
Hampton Inn & Suites	Allen, TX	103	15 yrs		
Hilton Garden Inn	Allen, TX	150	19 yrs		
Residence Inn	Beaumont, TX	133	13 yrs		
Hampton Inn & Suites	Burleson/Fort Worth, TX	88	13 yrs		
Hilton Garden Inn	El Paso, TX	145	10 yrs		
Homewood Suites	Irving, TX	77	15 yrs		
SpringHill Suites	Richmond, VA	103	13 yrs		
SpringHill Suites	Vancouver, WA	119	14 yrs		
Total		*2,914*	*Avg age 17 yrs*		*$289.9 million*

20-hotel portfolio sale

35

COMPARABLE HOTELS QUARTERLY OPERATING METRICS

APPLE HOSPITALITY REIT

COMPARABLE HOTELS QUARTERLY OPERATING METRICS AND STATISTICAL DATA
(Unaudited)
(in thousands, except statistical data)

	2019				2021				2022	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Total revenue	$282,224	$327,033	$321,161	$278,005	$152,446	$242,644	$284,613	$253,225	$260,481	$337,672
Total operating expenses	180,155	195,324	197,051	183,205	118,608	149,052	175,742	167,844	172,572	201,163
Adjusted Hotel EBITDA	$102,069	$131,709	$124,110	$94,800	$33,838	$93,592	$108,871	$85,381	$87,909	$136,509
Adjusted Hotel EBITDA Margin %	36.2%	40.3%	38.6%	34.1%	22.2%	38.6%	38.3%	33.7%	33.7%	40.4%
ADR (Comparable Hotels)	$139.83	$145.14	$143.87	$134.61	$99.98	$122.69	$141.86	$131.19	$137.03	$153.35
Occupancy (Comparable Hotels)	73.8%	81.6%	80.1%	73.2%	55.4%	70.7%	71.4%	67.4%	67.1%	77.9%
RevPAR (Comparable Hotels)	$103.26	$118.41	$115.28	$98.47	$55.34	$86.71	$101.36	$88.45	$91.98	$119.41
ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$99.19	$120.56	$140.02	$131.04	$137.03	$153.35
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	55.5%	70.7%	71.5%	67.5%	67.1%	77.9%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$55.09	$85.28	$100.14	$88.43	$91.98	$119.41
Reconciliation to Actual Results										
Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$158,713	$247,404	$277,164	$250,588	$260,478	$337,668
Revenue from acquisitions prior to ownership	11,541	14,123	16,510	12,982	5,133	10,350	11,321	2,870	-	-
Revenue from dispositions	(33,104)	(28,207)	(27,071)	(24,948)	(11,400)	(15,110)	(3,872)	(233)	3	4
Comparable Hotels Total Revenue	$282,224	$327,033	$321,161	$278,005	$152,446	$242,644	$284,613	$253,225	$260,481	$337,672
Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$35,427	$94,814	$105,423	$84,609	$87,936	$136,515
AHEBITDA from acquisitions prior to ownership	4,812	7,049	8,607	5,843	707	3,917	4,749	989	-	-
AHEBITDA from dispositions	(11,547)	(10,099)	(9,093)	(7,879)	(2,296)	(5,139)	(1,301)	(217)	(27)	(6)
Comparable Hotels AHEBITDA	$102,069	$131,709	$124,110	$94,800	$33,838	$93,592	$108,871	$85,381	$87,909	$136,509

Note: Comparable Hotels is defined as the 219 hotels owned by the Company as of June 30, 2022. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted. Comparisons to 2019 operating results are included to provide a better understanding of the Company's recovery from the impact of COVID-19 on hotel operations. Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

36

SAME STORE HOTELS QUARTERLY OPERATING METRICS

APPLE HOSPITALITY REIT

SAME STORE HOTELS QUARTERLY OPERATING METRICS AND STATISTICAL DATA

(Unaudited)

(in thousands, except statistical data)

	2019				2021				2022	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Total revenue	$269,979	$310,174	$301,822	$261,702	$143,410	$226,003	$261,710	$232,909	$240,054	$309,822
Total operating expenses	172,970	186,495	187,359	173,741	110,587	137,608	161,892	154,441	158,769	185,120
Adjusted Hotel EBITDA	$97,009	$123,679	$114,463	$87,961	$32,823	$88,395	$99,818	$78,468	$81,285	$124,702
Adjusted Hotel EBITDA Margin %	35.9%	39.9%	37.9%	33.6%	22.9%	39.1%	38.1%	33.7%	33.9%	40.2%
ADR (Same Store Hotels)	$139.36	$144.35	$142.25	$133.50	$99.79	$121.99	$140.04	$129.69	$135.71	$152.07
Occupancy (Same Store Hotels)	74.2%	81.8%	80.1%	73.0%	56.0%	71.4%	71.8%	67.9%	67.5%	78.0%
RevPAR (Same Store Hotels)	$103.36	$118.07	$113.90	$97.45	$55.88	$87.07	$100.53	$88.12	$91.67	$118.64
ADR (Actual)	$136.36	$141.60	$139.21	$131.41	$99.19	$120.56	$140.02	$131.04	$137.03	$153.35
Occupancy (Actual)	73.9%	81.4%	79.9%	72.9%	55.5%	70.7%	71.5%	67.5%	67.1%	77.9%
RevPAR (Actual)	$100.71	$115.30	$111.17	$95.85	$55.09	$85.28	$100.14	$88.43	$91.98	$119.41
Reconciliation to Actual Results										
Total Revenue (Actual)	$303,787	$341,117	$331,722	$289,971	$158,713	$247,404	$277,164	$250,588	$260,478	$337,668
Revenue from acquisitions	(704)	(2,736)	(2,829)	(3,321)	(3,903)	(6,291)	(11,582)	(17,446)	(20,427)	(27,850)
Revenue from dispositions	(33,104)	(28,207)	(27,071)	(24,948)	(11,400)	(15,110)	(3,872)	(233)	3	4
Same Store Hotels Total Revenue	$269,979	$310,174	$301,822	$261,702	$143,410	$226,003	$261,710	$232,909	$240,054	$309,822
Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$108,804	$134,759	$124,596	$96,836	$35,427	$94,814	$105,423	$84,609	$87,936	$136,515
AHEBITDA from acquisitions	(248)	(981)	(1,040)	(996)	(308)	(1,280)	(4,304)	(5,924)	(6,624)	(11,807)
AHEBITDA from dispositions	(11,547)	(10,099)	(9,093)	(7,879)	(2,296)	(5,139)	(1,301)	(217)	(27)	(6)
Same Store Hotels AHEBITDA	$97,009	$123,679	$114,463	$87,961	$32,823	$88,395	$99,818	$78,468	$81,285	$124,702

Note: Same Store Hotels is defined as the 204 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited. Comparisons to 2019 operating results are included to provide a better understanding of the Company's recovery from the impact of COVID-19 on hotel operations. Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

37

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAre, ADJUSTED EBITDAre AND ADJUSTED HOTEL EBITDA THE FOLLOWING TABLE RECONCILES THE COMPANY’S GAAP NET INCOME (LOSS) TO EBITDA, EBITDAre, ADJUSTED EBITDAre AND ADJUSTED HOTEL EBITDA ON A QUARTERLY BASIS FROM MARCH 31, 2019 THROUGH JUNE 30, 2022 (Unaudited) (in thousands) 2019 2020 2021 2022 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Net income (loss) $ 38,151 $ 62,090 $ 46,223 $ 25,453 $ (2,769) $ (78,243) $ (40,948) $ (51,247) $ (46,435) $ 20,283 $ 31,759 $ 13,221 $ 18,002 $ 65,345 Depreciation and amortization 47,950 48,109 47,887 49,294 49,522 49,897 50,171 50,196 48,710 46,386 44,217 45,158 45,324 45,322 Amortization of favorable and unfavorable operating leases, net 31 31 31 31 101 101 103 137 98 98 98 99 99 103 Interest and other expense, net 15,494 15,857 14,759 15,081 15,566 18,386 18,531 18,352 18,513 18,618 15,977 14,640 14,654 15,198 Income tax expense 206 156 143 174 146 58 61 67 108 87 114 159 179 202 EBITDA 101,832 126,243   109,043   90,033   62,566   (9,801)   27,918   17,505   20,994 85,472 92,165 73,277 78,258 126,170 (Gain) loss on sale of real estate (1,213) 161 - (3,969) (8,839) 54 - (2,069) (4,484) 864 (44) 68 - - Loss on impairment of depreciable real estate assets - - 6,467 - - 4,382 - 715 10,754 - - - - - EBITDAre 100,619 126,404 115,510 86,064 53,727 (5,365) 27,918 16,151 27,264 86,336 92,121 73,345 78,258 126,170 Non-cash straight-line operating ground lease expense 48 47 47 46 47 44 44 45 44 43 41 41 40 38 Adjusted EBITDAre 100,667 126,451 115,557 86,110 53,774 (5,321) 27,962 16,196 27,308 86,379 92,162 73,386 78,298 126,208 General and administrative expense 8,137 8,308 9,039 10,726 9,523 6,025 6,726 7,100 8,119 8,435 13,261 11,223 9,638 10,307 Adjusted Hotel EBITDA $ 108,804 $ 134,759 $ 124,596 $ 96,836 $ 63,297 $ 704 $ 34,688 $ 23,296 $ 35,427 $ 94,814 $ 105,423 $ 84,609 $ 87,936 $ 136,515 Note: The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

RECONCILIATION OF NET INCOME (LOSS) TO FFO AND MFFO THE FOLLOWING TABLE RECONCILES THE COMPANY’S GAAP NET INCOME (LOSS) TO FFO and MFFO ON A QUARTERLY BASIS FROM MARCH 31, 2019 THROUGH JUNE 30, 2022 (Unaudited) (in thousands, except per share amounts) Note: The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. 2019 2020 2021 2022 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Net income (loss) $ 38,151 $ 62,090 $ 46,223 $ 25,453 $ (2,769) $ (78,243) $ (40,948) $ (51,247) $ (46,435) $ 20,283 $ 31,759 $ 13,221 $18,002 $65,345 Depreciation of real estate owned 46,666 46,712 46,910 47,441 47,668 48,044 48,307 48,327 47,088 44,764 43,028 44,395 44,560 44,557 (Gain) loss on sale of real estate (1,213) 161 - (3,969) (8,839) 54 - (2,069) (4,484) 864 (44) 68 - - Loss on impairment of depreciable real estate assets - - 6,467 - - 4,382 - 715 10,754 - - - - - Funds from operations 83,604 108,963 99,600 68,925 36,060 (25,763) 7,359 (4,274) 6,923 65,911 74,743 57,684 62,562 109,902 Amortization of finance ground lease assets 1,041 1,149 725 1,602 1,602 1,602 1,612 1,617 1,617 1,618 1,183 760 759 760 Amortization of favorable and unfavorable operating leases, net 31 31 31 31 101 101 103 137 98 98 98 99 99 103 Non-cash straight-line operating ground lease expense 48 47 47 46 47 44 44 45 44 43 41 41 40 38 Modified funds from operations $ 84,724 $ 110,190 $ 100,403 $ 70,604 $ 37,810 $ (24,016) $ 9,118 $ (2,475) $ 8,682 $ 67,670 $ 76,065 $ 58,584 $63,460 $110,803 Modified funds from operations per common share $ 0.38 $ 0.49 $ 0.45 $ 0.32 $ 0.17 $ (0.11) $ 0.04 $ (0.01) $ 0.04 $ 0.30 $ 0.33 $ 0.26 $ 0.28 $0.48 Weighted average common shares outstanding – basic and diluted 223,932 223,899 223,901 223,906 224,294 223,278 223,293 223,316 223,733 224,772 228,436 228,429 228,986 228,998

DEFINITIONS HYATT PLACE JACKSONVILLE AIRPORT Non-GAAP Financial Measures The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; and Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance. In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition. The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre). The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

DEFINITIONS CONTINUED RESIDENCE INN LOS ANGELES BURBANK/DOWNTOWN FFO and MFFO The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders. The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance. COMPARABLE HOTELS Comparable Hotels is defined as the 219 hotels owned by the Company as of June 30, 2022. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted. SAME STORE HOTELS Same Store Hotels is defined as the 204 hotels owned by the Company as of January 1, 2019 and during the entirety of the periods being compared. This information has not been audited.

TRADEMARK INFORMATION “AC Hotels by Marriott®,” “Aloft Hotels®,” “Courtyard by Marriott®,” “Fairfield by Marriott®,” “Fairfield Inn by Marriott®,” “Fairfield Inn & Suites by Marriott®,” “Marriott® Hotels,” “Residence Inn by Marriott®,” “SpringHill Suites by Marriott®,” and “TownePlace Suites by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott®” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Marriott®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Marriott® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Marriott® has not expressed any approval or disapproval regarding this presentation, and the grant by Marriott® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Marriott® has not assumed and shall not have any liability in connection with this presentation.   “Embassy Suites by Hilton®,” “Hampton by Hilton®,” “Hampton Inn by Hilton®,” “Hampton Inn & Suites by Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide Holdings Inc. or one of its affiliates. All references to “Hilton®” mean Hilton Worldwide Holdings Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Hilton®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Hilton® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Hilton® has not expressed any approval or disapproval regarding this presentation, and the grant by Hilton® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Hilton® has not assumed and shall not have any liability in connection with this presentation. “Hyatt Place®” and “Hyatt House®” are each a registered trademark of Hyatt Hotels Corporation or one of its affiliates. All references to “Hyatt®” mean Hyatt Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hyatt® is not responsible for the content of this presentation, whether relating to hotel information, operating information, financial information, Hyatt®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Hyatt® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT offering and received no proceeds from any offering. Hyatt® has not expressed any approval or disapproval regarding this presentation, and the grant by Hyatt® of any franchise or other rights to Apple Hospitality REIT shall not be construed as any expression of approval or disapproval. Hyatt® has not assumed and shall not have any liability in connection with this presentation. HOMEWOOD SUITES OMAHA-DOWNTOWN

CONTACT INFORMATION 814 East Main Street Richmond, VA 23219 (804) 344-8121 info@applehospitalityreit.com www.applehospitalityreit.com COURTYARD RICHMOND DOWNTOWN